                                   Exhibit 8 C

              WRITTEN CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

                              April 25, 2001


Board of Directors
Paragon Life Insurance Company
100 South Brentwood Boulevard
St. Louis, Missouri  63105

Ladies and Gentlemen:


     We hereby consent to the reference to our name under the caption "Legal matters" in the Prospectus filed as part of Post-Effective Amendment No. 13 to the registration statement on Form S-6 for Separate Account A of Paragon Life Insurance Company (File No. 33-27242). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                       Very truly yours,

                                       SUTHERLAND ASBILL & BRENNAN LLP


                                       By:/s/ Stephen E. Roth
                                              ---------------
                                              Stephen E. Roth